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Exhibit 10.6

OFFICE SUBLEASE

BASIC SUBLEASE INFORMATION

LEASE DATE:	January 10, 2002
LANDLORD:	Gateway Technology Center, LLC
TENANT:	Canopy Properties, Inc.
ADDRESS OF TENANT:	Suite 300, 333 South 520 West, Lindon, Utah 84042
SUBTENANT:	Caldera International, Inc.
ADDRESS OF SUBTENANT:	355 South 520 West, Lindon, Utah 84042
CONTACT:	Walter Hammond TELEPHONE: 801-765-4999
PROPERTY:	Lot 4, Plat "A" Gateway Technology Center II Subdivision (A Revision of Gateway Technology Center "B"), Lindon, Utah, according to the official plat thereof, filed October 1, 1999, as Entry No. 106960, Map Filing No. 8248, of the Official Records of the Utah County Recorder.
BUILDING:	Canopy Office Building II, 355 South 520 West, Lindon, Utah, located on the Property.
PREMISES:	Approximately 30,000 Rentable Square Feet identified as Suites 100, 200, and 250 of the Building. The square footage shall increase beginning in the 25th month to approximately 35,000 Rentable Square Feet, and again in the 49th month to approximately 40,000 Rentable Square Feet.
BUILDING SIZE:	40,000 Approximate Rentable Square Feet
SUBLEASE TERM:	70 months, commencing on March 1, 2002, ("Commencement Date") and ending on December 31, 2007.
	Month	Annual Rent	Monthly Rent
BASE RENT:	1-12	$556,500	$46,375
	13-24	$589,500	$49,125
	25-36	$708,756	$59,063
	37-48	$726,250	$60,521
	49-60	$852,000	$71,000
	61-70	$876,000	$73,000

EXPENSE STOP FOR ADJUSTMENT OF BASIC OPERATING COSTS AND TAXES: $5.70 Per rentable square foot per year.

SUBTENANT'S PERCENTAGE SHARE OF OPERATING COSTS: 75% in months 1 through 24, 87.5% in months 25 through 48, 100% in months 49 through 70.

SUBLEASE CONSIDERATION: $46,375

        The foregoing Basic Sublease Information is hereby incorporated into and made a part of this Sublease. Each reference in this Sublease to any of the Basic Sublease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Sublease paragraph pertaining to such information. In the event of any conflict between any Basic Sublease Information and the Sublease, the latter shall control.

TENANT/SUBLANDLORD:		SUBTENANT:
Canopy Properties, Inc.		Caldera International, Inc.
By:	/s/ BOYD WORTHINGTON	By:	/s/ ROBERT K. BENCH
Its:	Managing Director	Its:	Chief Financial Officer

SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT (the "Sublease") is made as of this 10th day of January, 2002, Between Canopy Properties, Inc., ("Tenant") and Caldera International, Inc. ("Subtenant").

        Tenant hereby leases to Subtenant and Subtenant hereby leases from Tenant those Premises as shown on Exhibit A attached hereto and made a part hereof, specified in the Basic Lease Information attached hereto (the "Premises"), together with the right to use and access any common areas serving the Premises and all other rights appurtenant thereto. The parties understand and agree that the rentable square feet of the Premises and the Building of which the Premises is a part is measured in accordance with the architectural drawings of Naylor-Wentworth Architects, from which the Building was constructed. The parties acknowledge that the aformentioned measurement method is different from the Building Owners and Managers Association ("BOMA") method of measurement, but is in accordance with the square footage agreed to in that certain Master Lease by and between Gateway Technology Center, LLC, as "Landlord," and Tenant, as tenant, a true, correct and complete copy of which is attached hereto as Exhibit D.

        1.     Occupancy. Subtenant shall use and occupy the Premises for general office purposes and for no other use or purpose without the prior written consent of Tenant.

        2.     Term, Possession and Subleasehold Improvement.

          a.     The term of this Sublease shall be for the period specified in the Basic Sublease Information commencing on the Commencement Date, and ending thereafter as specified in the Basic Sublease Information, provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date (or until sooner terminated as herein provided).

          b.     Subtenant expressly acknowledges that (A) Subtenant has thoroughly examined the premises and, subject to the Tenant's obligations set forth in paragraphs 2.b and 2.c above, shall take and accept the premises in its "as is" condition upon delivery pursuant to paragraph 2.c above, and (B) neither Tenant nor Tenant's agents nor employees have made representations or warranties as to the condition of the premises, the building, or the property, nor has the Tenant made any commitments to remodel, repair or redecorate, except as expressly set forth herein.

        3.     Rent.

          a.     Subtenant shall pay to Tenant throughout the term of this Sublease rent as specified in the Basic Sublease Information, payable in monthly installments in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, to Tenant at the address specified in the Basic Sublease Information, or to such other firm or to such other place as Tenant may from time to time designate in writing. Said rental is subject to adjustment as provided in Paragraph 29 hereof. If this Sublease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated.

          b.     Subtenant recognizes that late payment of any rent or other sum due hereunder from Subtenant to Tenant will result in administrative expense to Tenant, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if rent or any other payment due hereunder from Subtenant to Tenant remains unpaid ten (10) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid Tenant by Subtenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Tenant by Subtenant on any unpaid rent or other payment shall be reassessed and added to Subtenant's obligation for each successive monthly period accruing after the date on which the late charge is initially imposed. Subtenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Tenant as a result of such late payment by Subtenant and may be charged by Tenant to defray such loss and expense. The provisions of this Paragraph in no way relieve Subtenant of the obligations to pay rent or other payments on or before the date on which they are due, nor do the terms of this Paragraph in any way affect Tenant's remedies pursuant to Paragraph 19 of this Sublease in the event said rent or other payment is unpaid after the date due.

          c.     Except as expressly provided herein to the contrary, Subtenant's covenants and obligations to pay all rent hereunder are unconditional and independent of any other covenant or condition imposed on either Tenant or Subtenant, whether under this Sublease, at law or in equity.

        4.     Restrictions on Use. Subtenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Subtenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose as reasonably determined by the Tenant, nor shall Subtenant cause or maintain or permit any nuisance in, on, or about the Premises. Subtenant shall not commit or suffer the commission of any waste in, on, or about the Premises, nor permit any use of the Premises which may be dangerous to persons or property. Subtenant shall not do nor permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner. No retail sales shall be permitted upon the Premises without the prior written consent of Tenant.

        5.     Compliance with Laws. Subtenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Subtenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by or for Subtenant or Subtenant's acts.

        6.     Alterations. Subtenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Tenant, said consent not to be unreasonably withheld or delayed; and any such alteration, addition, or improvement in, on, or to said Premises, except for Subtenant's movable furniture and equipment, shall immediately become Tenant's property and, at the end of the term hereof, shall remain on the Premises without compensation to Subtenant. In the event Tenant consents to the making of any such alteration, addition, or improvement by Subtenant, the same shall be made by Subtenant, at Subtenant's sole cost and expense, in accordance with plans and specifications approved by Tenant, and any contractor or person selected by Subtenant to make the same must first be approved in writing by Tenant, or, at Tenant's option, the alteration, addition, or improvement shall be made by Tenant (in accordance with the provisions of subsections 2.b. and 2.c., above) for Subtenant's account and Subtenant shall reimburse Tenant for the cost thereof (said cost to be no greater than the lowest third-party bid submitted to Subtenant for such work) within twenty (20) days after receipt of a statement. Upon the expiration or sooner termination of the term herein provided, Subtenant shall upon demand by Tenant, at Subtenant's sole cost and expense forthwith and with all due diligence remove any or all alterations, additions, or improvements made by or for the account of Subtenant, designated by Tenant to be removed, and Subtenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition.

        7.     Repair. Except as otherwise agreed by the parties in writing and except as otherwise provided in this Sublease, by taking possession of the Premises, Subtenant accepts the Premises as being in the condition in which Tenant is obligated to deliver them and otherwise in good order, condition, and repair. Subtenant shall, at all times during the term hereof at Subtenant's sole cost and expense, keep the Premises and every part thereof in good order, condition, and repair. Subtenant shall upon the expiration or sooner termination of the term hereof provided, surrender to Tenant the Premises and all repairs, changes, alterations, additions, and improvements thereto, neat and clean and in the same condition as when received except for reasonable wear and tear as reasonably determined by Tenant. It is hereby understood and agreed that Tenant has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as specified in Section 2, above, and Exhibit B attached hereto and made a part hereof.

        8.     Liens. Subtenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Subtenant. In the event that Subtenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a property bond, Tenant shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Tenant and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Subtenant on demand with interest at the rate of fifteen percent (15%) per annum or four percent (4%) above the prime rate of Wells Fargo Bank, whichever is less. Tenant shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Tenant shall deem proper, for the protection of Tenant, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Subtenant shall give to Tenant at least five (5) business days' prior notice of commencement of any construction on the Premises.

        9.     Assignment and Subletting.

          a.     Subtenant shall not sell, assign, encumber, or otherwise transfer by operation of law or otherwise this Sublease or any interest herein, sublet the Premises or any part thereof, or suffer any person to occupy or use the Premises or any portion thereof, without the prior written consent of Tenant as provided herein, which consent shall not be unreasonably withheld provided the Landlord is not harmed nor potentially harmed by such consent, nor shall Subtenant permit any lien to be placed on the Subtenant's interest by operation of law. A transfer by the present majority shareholders of ownership and control of the voting stock of a corporate Subtenant, or a transfer of a controlling interest in a partnership or proprietorship, as applicable, shall be deemed an assignment for the purposes of this Section, Subtenant shall, by written notice, advise Tenant of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Subtenant's notice), to sublet the Premises or any portion thereof for any part of the term hereof, and in such event Tenant shall have the right, to be exercised by giving written notice to Subtenant within ten (10) days after receipt of Subtenant's notice, to terminate this Sublease as to the portion of the Premises described in Subtenant's notice and such notice shall, if given, terminate this Sublease with respect to the portion of the Premises therein described as of the date stated in Subtenant's notice. Said notice by Subtenant shall state the name and address of the proposed sub- subtenant, and Subtenant shall deliver to Tenant a true and complete copy of the proposed sub-sublease with said notice. If said notice shall specify all of the Premises and Tenant shall give said termination notice with respect thereto, this Sublease shall terminate on the date stated in Subtenant's notice. If, however, this Sublease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove and as adjusted pursuant to Paragraph 29, 29 shall be adjusted on a pro rata basis to the number of square feet retained by Subtenant, and this Sublease as so amended shall continue thereafter in full force and effect. If Tenant, upon receiving said notice by Subtenant with respect to any of the Premises, shall not exercise its right to terminate, Tenant will not unreasonably withhold its consent to Subtenant's subletting the Premises specified in said notice.

          b.     Unless otherwise provided by Tenant in writing, any subletting hereunder by Subtenant shall not result in Subtenant being released or discharged from any liability under this Sublease. As a condition to Tenant's prior written consent as provided for in this Paragraph, the sub- subtenant or sub- subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions, and agreement of this Sublease, and Subtenant shall deliver to Tenant, promptly after execution, an executed copy of each sub-sublease and an agreement of said compliance by each sublessee.

          c.     Tenant's consent to any sale, assignment, encumbrances, subletting, occupation, lien or other transfer shall not release Subtenant from any of Subtenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Sublease which does not comply with the provisions of this Paragraph 9 shall be void.

          d.     If Tenant consents to any subletting or assignment by Subtenant as hereinabove provided and the rent, additional rent and other consideration received by Subtenant under or relating to such sub-sublease exceeds the rent payable to Tenant under this Sublease, or if Subtenant receives any consideration from the assignee under any such assignment, then 100% of such excess rents and consideration under or relating to such sub-sublease or 100% of such consideration for any assignment shall automatically be due and payable by Subtenant to Tenant as additional rent hereunder.

        10.   Insurance and Indemnification.

          a.     Tenant and Tenant's agent, shall not be liable to Subtenant and Subtenant hereby waives all claims against same for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, other than Tenant's gross negligence or willful acts or omissions, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or any other portion of the Premises or the Building, or caused by gas, fire, oil, or electricity in or about the Premises or the building or the complex of which it is a part or any part thereof.

          b.     Subtenant shall hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, the Premises, (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, or hallways), the use of which Subtenant may have in conjunction with other Subtenants of the Building, when such injury or damage shall be caused by the act, negligence, fault of, or omission of any duty with respect to the same by Subtenant, its agents, servants, employees, or invitees, except to the extent caused by Tenant or its agents, servants, employees or invitees gross negligence or willful acts or omissions, or (iii) caused by or arising from the breach, failure or inaccuracy of any representation or warranty of Subtenant hereunder.

          c.     Tenant shall hold Subtenant harmless from and defend Subtenant against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring on the Property, (ii) occurring in, on, or about the Building (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, or hallways) when such injury or damage shall be caused by the act, negligence, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, except to the extent caused by Subtenant's or its agents, servants, employees or invitees gross negligence or willful acts or omissions, or (iii) caused by or arising from the breach, failure or inaccuracy of any representation, warranty or confirmation of Tenant hereunder.

          d.     Subtenant agrees to purchase at its own expense and to keep in force during the term of this Sublease a policy or policies of worker's compensation and comprehensive liability insurance, including personal injury and property damage, in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) for property damage and FIVE HUNDRED THOUSAND DOLLARS ($500,000) per person and TWO MILLION DOLLARS ($2,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises, or such other amount as Tenant shall deem necessary, based on periodic insurance reviews in respect to injury or damage to persons or property. Said policies shall: (i) name Tenant and Tenant's agent as an additional insured and insure Tenant's contingent liability under this Sublease; (ii) be issued by an insurance company which is acceptable to Tenant and licensed to do business in the state of Utah; and (iii) provide that such insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Tenant. Said policy or policies or certificates thereof shall be delivered to Tenant by Subtenant upon commencement of the term of the Sublease and upon each renewal of said insurance.

          e.     Landlord or Tenant shall procure and maintain, at all times during the term of this Sublease, comprehensive liability insurance, including personal injury and property damage, covering the roof, foundation, exterior walls, and the public and common areas of the Building and the Property, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building and the mechanical, plumbing and electrical equipment serving the Building, with coverage limits comparable to those carried by prudent owners of office buildings and properties located in Utah County, Utah. In addition, Landlord or Tenant shall, at all times during the term of this Sublease, procure and maintain any insurance required by law for the protection of employees of Tenant or the Landlord working in or around the Property (including without limitation workers' compensation insurance) with no less than the minimum limits required by law.

        11.   Waiver of Subrogation. Tenant and Subtenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, worker's compensation, or other insurance now or hereafter existing during the term hereof, provided, however, the parties each shall first have their respective insurance companies waive any rights of subrogation that such companies may have against Tenant or Subtenant, as the case may be.

        12.   Parking, Services and Utilities.

          a.     Outside surface parking is available on a first come, first served, unreserved basis.

          b.     Tenant shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of the Subtenant, which damage shall be repaired by Tenant at Subtenant's expense.

          c.     Tenant agrees to furnish to the Premises during ordinary business hours of generally recognized business days, (7:30 a.m.—6 p.m. Monday through Friday, 9 a.m.—1 p.m. Saturday, but exclusive of Sundays and legal holidays), water and electricity suitable for the intended use of the Premises, heat and air conditioning required in Tenant's reasonable judgment for the comfortable use and occupation of the Premises, janitorial services and elevator service. Tenant reserves the right to charge a reasonable amount for after hours electrical and heating, ventilating and air conditioning (HVAC) usage and service. The present after-hour charge is $25 per hour and is subject to change upon notice. Subtenant agrees at all times to cooperate fully with Tenant and to abide by all the regulations and requirements which Tenant may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system. Wherever heat-generating machines, excess lighting, or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Tenant reserves the right to install supplementary air-conditioning units in the Premises, and the cost thereof including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Subtenant to Tenant upon demand by Tenant. Tenant shall not be liable for any interruption or failure of utility services on the Premises over which Tenant has no control.

          d.     Except to the extent caused by Tenant or its agents, servants, employees or invitees negligence or willful acts or omissions, Tenant shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services by anyone other than Tenant, Tenant's agents or employees, (ii) failure to furnish or delay in connection with the furnishing of any of the foregoing utilities and services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Tenant, or (iii) the limitation, curtailment, rationing, or restriction on use of water or electricity, gas, or any other form of energy or any other service or utility whatsoever serving the Premises or the Building.

          e.     Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment or rent thereafter becoming due, and Tenant shall have the same remedies for a default in payment of such sum as for a default in the payment of rent.

        13.   Estoppel Certificate. Within thirty (30) days following any written request which Tenant may make from time to time, Subtenant shall execute and deliver to Tenant a certificate substantially in the form attached hereto as Exhibit C and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of the Subtenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Subtenant that the statements included in Exhibit C are true and correct without exception. Tenant and Subtenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser, or prospective purchaser of the Building or any interest therein.

        14.   Holding Over.

          a.     Any previously arranged holding over after the expiration of the term of this Sublease with the written consent of Tenant shall be a tenancy from month to month. The terms, covenants, and conditions of such tenancy shall be the same as provided herein, and the monthly rental shall be the then fair market value of the Premises as reasonably determined by Tenant, but in no event less than the monthly rental for the last period prior to expiration, subject to adjustment as provided in Paragraph 29 herein. Acceptance by Tenant of rent after such expiration shall not result in any tenancy or any renewal of the term of this Sublease, and the provisions of this Paragraph are in addition to and do not affect Tenant's right of reentry or other rights provided under this Sublease or by applicable law.

          b.     If Subtenant shall retain possession of the Premises or any part thereof without Tenant's consent following the expiration or sooner termination of this Sublease for any reason, then Subtenant shall pay to Tenant for each day of such retention double the amount of the daily rental for the last period prior to the date of such expiration or termination, subject to adjustment as provided in Paragraph 29. Subtenant shall also indemnify and hold Tenant harmless from any loss or liability resulting from delay by Subtenant in surrendering the Premises including, without limitation, any claims made by any succeeding Subtenant founded on such delay. Alternatively, if Tenant gives notice to Subtenant of Tenant's election thereof, such holding over shall constitute renewal of this Sublease for a period from month to month. Acceptance of rent by Tenant following expiration or termination shall not constitute a renewal of this Sublease, and nothing contained in this Paragraph shall waive Tenant's right of reentry or any other right. Unless Tenant exercises the option hereby given to it, Subtenant shall be only a Subtenant at sufferance, whether or not Tenant accepts any rent from Subtenant while Subtenant is holding over without Tenant's written consent.

        15.   Subordination. Without the necessity of any additional document being executed by Subtenant for the purpose of effecting a subordination, this Sublease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed by Landlord or Tenant in any amount for which said Building is specified as security. The event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Subtenant shall, notwithstanding any subordination, attorn to and become the Subtenant of the relevant successor in interest. Subtenant covenants and agrees to execute and deliver, upon demand by Tenant and in the form reasonably requested by Tenant, any additional documents evidencing the priority or subordination of this Sublease with respect to the lien of any such mortgage or deed of trust.

        16.   Rules and Regulations. Subtenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Sublease Tenant shall use reasonable efforts to ensure that all Subtenants or occupants of the Building shall comply with the rules and regulations printed on or annexed to this Sublease. Tenant further reserves the right to modify said rules and regulations as needs for the Building may change, and Subtenant agrees to observe and comply with all such reasonable changes.

        17.   Reentry by Tenant or Landlord. Tenant or Landlord shall have the right to reenter the Premises at reasonable times to supply janitor services and any other service to be provided by Tenant or Landlord to Subtenant hereunder. Tenant or Landlord shall, after reasonable notice to Subtenant, have the right to reenter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees, or Subtenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of rent, except when such alterations, improvements or repairs are necessitated by Tenant's or Landlord's negligence or willful acts or omissions in which event rent may be abated in proportion to the area of the Premises rendered untenantable by such alterations, improvements or repairs, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Subtenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Tenant or Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Subtenant's vaults and safes, or special security areas (designated in advance), and Tenant or Landlord shall have the right to use any and all means which Tenant or Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Tenant or Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Subtenant from the Premises or any portions thereof.

        18.   Insolvency or Bankruptcy. The appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, or reorganization act, shall at Tenant's option constitute a breach of this Sublease by Subtenant. Upon the happening of any such event or at any time thereafter, this Sublease shall terminate five (5) days after written notice of termination from Tenant to Subtenant. In no event shall this Sublease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Sublease or any rights or privileges hereunder be an asset of Subtenant under any bankruptcy, insolvency, or reorganization proceedings.

        19.   Default. The failure to perform or honor any covenant, condition, or representation made under this Sublease shall constitute a default hereunder by Subtenant or Tenant. In the event of default in the payment of rental or adjustment thereto, Tenant shall provide Subtenant with one (1) written notice per calendar year. After providing Subtenant one (1) written notice per calendar year Tenant shall not be required to give any further notice to Subtenant of any such default before exercising any remedies available to Tenant. Subtenant shall have a period of ten (10) days from the date of written notice from Tenant within which to cure any default under this Sublease other than a default in the payment of rental or adjustments thereto; provided, however, that with respect to any default which cannot reasonably be cured within ten (10) days, Subtenant shall have additional time necessary to cure the default so long as Subtenant commences to cure within ten (10) days from Tenant's notice, and continues to prosecute diligently the curing thereof. Upon a default under this Sublease by Subtenant, and failure to cure the default by Subtenant within the permissible time period, if any, Tenant shall have the following rights and remedies in addition to, or as an alternative to, any other rights or remedies available to Tenant at law or in equity:

          a.     The Sublease may be terminated at the option of Tenant by notice in writing to Subtenant. If Tenant gives notice to Subtenant as herein provided, the Sublease will be deemed terminated as of the date specified in Tenant's notice and Subtenant shall have no further rights or obligations under the Sublease except as provided in this Paragraph 19 which shall survive termination of the Sublease.

          b.     Unless the Sublease is terminated as provided in subparagraph 19.a above, the Sublease will continue in full force and effect, except Subtenant's right to possession of the Premises may be terminated at any time, at the option of Tenant, by notice in writing to Subtenant. If Tenant gives notice to Subtenant as herein provided, Subtenant's right to possession of the Premises will be deemed terminated as of the date specified in Tenant's notice, and Tenant shall use commercially reasonable efforts to mitigate damages, to sublet the Premises or any part thereof for such term or terms and at such rent and such other terms as Tenant deems advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, at the option of Tenant, (i) either Subtenant shall be immediately liable to pay to Tenant, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Tenant and the amount, if any, by which the rent hereunder for the period of such subletting exceeds the amount to be paid as rent for the Premises for such period, or (ii) Tenant shall apply rents received from such subletting first, to payment of any indebtedness other than rent due hereunder from Subtenant to Tenant; second, to the payment of any costs of subletting and of any alterations and repairs; third, to payment of rent due and unpaid hereunder, and the residual, if any, shall be held by Tenant and applied in payment of future rent as the same becomes due hereunder. If, under option (i), the rent shall not be promptly paid to Tenant by the sub-Subtenant(s), or if, under option (ii), the rentals received from the subletting during any month are less than all amounts owed for that month by Subtenant hereunder, Subtenant shall pay any such deficiency to Tenant. Such deficiency shall be calculated and paid monthly. Unless and until the Sublease is terminated as provided in subparagraph 19.a above, Subtenant shall continue to be liable to Tenant for rent and all other amounts owing under the Sublease when and as they become due, whether or not Subtenant's possession of the Premises has been terminated, and whether or not the Premises are sublet by Tenant. For all purposes set forth in this subparagraph 19.b, Tenant is hereby irrevocably appointed attorney-in-fact for Subtenant, with power of substitution. No taking possession of the Premises by Tenant, as attorney-in-fact for Subtenant, shall be construed as an election on its part to terminate this Sublease unless a written notice of such intention is given to Subtenant as provided in subparagraph 19.a above. Notwithstanding any action taken by Tenant under this subparagraph, Tenant may at any time thereafter elect to terminate this Sublease for such previous breach.

          c.     Upon termination of the Sublease as provided in subparagraph 19.a above, or upon termination of Subtenant's right to possession of the Premises, as provided in subparagraph 19.b above, Tenant may reenter and take possession of the Premises, and may remove any persons or property by any legal means. Any of Subtenant's property remaining on the Premises including, without limitation, equipment, inventory, furnishings and trade fixtures, shall be deemed to have been abandoned by Subtenant and shall be and become the property of Tenant; provided, however, that Tenant may, in its sole discretion, reject the property and elect instead to store such property in a public warehouse or elsewhere at the cost of and for the account of Subtenant, and further may, but shall not be obligated to, sell such property and apply the proceeds there from in accordance with applicable law.

          d.     In the event the Sublease is terminated as provided in subparagraph 19.a above, Tenant shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the Sublease term provided in the Sublease, the following amounts as damages:

        (1)   All past due rent and other amounts owing by Subtenant to Tenant pursuant to the terms of this Sublease as of the date of termination of the Sublease.

        (2)   All costs associated with Subtenant's default, whether or not suit was commenced including, without limitation, costs of reentry and reletting, costs of clean-up, refurbishing, removal of Subtenant's property and fixtures, other expenses occasioned by Subtenant's failure to quit the Premises upon termination and to leave them in the required condition, any remodeling costs, attorneys' fees, court costs, broker commissions, and advertising costs.

        20.   Joint and Several Liability. If there be more than one Subtenant, the obligations hereunder imposed upon Subtenant shall be joint and several.

        21.   Damage by Fire, Etc. If the Premises or the Building are damaged by fire or other casualty, Tenant shall forthwith repair the same, provided such repairs can be made within ninety (90) days from the date of such damage under the laws and regulations of the federal, state, and local governmental authorities having jurisdiction thereof. In such event, this Sublease shall remain in full force and effect except that Subtenant shall be entitled to a proportionate reduction of rent while such repairs to be made hereunder by Tenant are being made. Said proportionate reduction shall be based on the extent to which the making of such repairs to be made hereunder by Tenant shall interfere with the business carried on by Subtenant on the Premises. Within twenty (20) days from the date of such damage, Tenant shall notify Subtenant whether or not such repairs can be made within ninety (90) days from the date of such damage and Tenant's determination thereof shall be binding on Subtenant. If such repairs cannot be made within ninety (90) days from the date of such damage either to: (a) notify Subtenant of Tenant's intention to repair such damage and diligently prosecute such repairs, in which event this Sublease shall continue in full force and effect and the rent shall be reduced as provided herein; or (b) notify Subtenant of Tenant's intention to terminate this Sublease as of a date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after such notice is given. In the event that such notice to terminate is given by Tenant, this Sublease shall terminate on the date specified in such notice. In case of termination by either event, the rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Subtenant in the Premises, and the Subtenant shall pay such reduced rent up to the date of termination. Tenant agrees to refund to Subtenant any rent previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Tenant shall not include, and Tenant shall not be required to repair, any damage by fire or other cause to the property of Subtenant or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any alterations, additions, fixtures, or improvements installed on the Premises by or at the expense of Subtenant.

        22.   Hazardous Materials.

          a.     From and after the Commencement Date, except for Hazardous Materials as are normally used in the conduct of its permitted use of the Premises, Subtenant shall not bring, create or permit to remain on the Premises any Hazardous Materials. Subtenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Subtenant shall indemnify, hold harmless and defend Tenant from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys' fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the release of any Hazardous Materials on, under, or about the Premises by Subtenant or its agents, employees or contractors after the Commencement Date. Subtenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the release of any Hazardous Materials in, on, under, or about the Premises by Subtenant or its agents, employees or contractors after the Commencement Date in conformance with the requirements of applicable law. Subtenant shall immediately give Tenant written notice of any suspected breach of this Paragraph 22.a, upon learning of the release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises. The obligations of Subtenant hereunder shall survive the expiration or earlier termination, for any reason, of this Sublease.

          b.     For purposes of this Sublease, "Hazardous Material" or "Hazardous Materials" means (i) any substance, the presence of which requires investigation, remediation, or other response or corrective action under applicable law, or (ii) any substance which is on the date of this Sublease defined as a hazardous waste, hazardous substance, extremely hazardous substance, hazardous material, hazardous matter, hazardous chemical, toxic substance, toxic chemical, pollutant or contaminant, or other similar term, in or pursuant to applicable law, or (ii) any asbestos or asbestos-containing material, PCBs or equipment or articles conatining PCBs, petroleum, diesel fuel, gasoline or other petroleum hydrocarbons.

        23.   Eminent Domain. If 50% or more of the floor area of the Premises shall be taken or appropriated (or voluntarily sold or conveyed under threat thereof) for public or quasi-public use by right of eminent domain, such that the Premises is unsuitable for Subtenant's business, either party shall have the right to terminate this Sublease agreement by giving notice to the other party not more than sixty (60) days after the date on which such title shall pass to the condemnor or possession thereof by the condemnor is required, whichever occurs first, and all unearned rent paid by Subtenant shall be refunded to the Subtenant. If a partial taking does not render the Premises unsuitable for Subtenants business, then the Sublease shall continue in full force and effect; the rent, however, shall be reduced proportionately as of the date that title passes or possession is required, whichever occurs first. All compensation, damages, and other proceeds awarded or paid by reason of the application of this Section shall belong to and be the property of Landlord or Tenant and Subtenant hereby waives and assigns to Landlord and Tenant all claims to any such compensation, damages, and other proceeds. Subtenant shall have the right, to the extent that the same shall not reduce Landlord or Tenant's award attributable to the Premises, to claim only from condemnor such compensation as may be recoverable by Subtenant in its own right for damages to Subtenant's business and for the taking or appropriation of Subtenant's personal property (including goodwill and relocation costs, etc.); furthermore, such award as is attributable to and needed in the restoration of the Premises shall be applied to the restoration of the Premises.

        24.   Sale by Tenant. In the event of a sale or conveyance by Tenant of its Leasehold interest in the Building, the same shall operate to release Tenant from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Subtenant, and in such event Subtenant agrees to look solely to the responsibility of the successor in interest of Tenant in and to this Sublease. This Sublease shall not be affected by any such sale, and Subtenant agrees to attorn to the purchaser or assignee provided that purchaser or assignee agrees to not disturb Subtenant's rights under this Sublease.

        25.   Right of Tenant to Perform. All covenants and agreements to be performed by Subtenant under any of the terms of this Sublease shall be performed by Subtenant at Subtenant's sole cost and expense and without any abatement of rent. If Subtenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Tenant, Tenant may, but shall not be obligated so to do, and without waiving or releasing Subtenant from any obligation of Subtenant, make any such payment or perform any such act on Subtenant's part to be made or performed as in this Sublease provided. All sums so paid by Tenant and all necessary incidental costs together with interest thereon at the rate of fifteen percent (15%) per annum or four percent (4%) above the prime rate of Wells Fargo Bank, whichever is less per annum from the date of such payment by Tenant, shall be payable as additional rent to Tenant on demand, and Subtenant covenants to pay any such sums, and Tenant shall have, in addition to any other right or remedy of Tenant, the same rights and remedies in the event of nonpayment thereof by Subtenant as in the case of default by Subtenant in the payment of rent.

        26.   Surrender of Premises.

          a.     Subtenant shall, at least ninety (90) days before the last day of the term hereof, give to Tenant a written notice of intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Tenant to a holding over by Subtenant.

          b.     At the end of the term or any renewal thereof or other sooner termination of this Sublease, or upon termination of Subtenant's right to possession, Subtenant will peaceably deliver up to Tenant possession of the Premises, together with all improvements or additions upon or belonging to same, by whomsoever made, in the same condition as received or first installed, reasonable wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted. Subtenant shall, prior to the termination of this Sublease or termination of Subtenant's right to possession, remove all movable furniture and equipment belonging to Subtenant, at Subtenant's sole cost, title to which shall be in Subtenant until such termination, repairing any damage caused by such removal. Property not so removed upon the termination of this Sublease or upon termination of Subtenant's right to possession shall be deemed abandoned by Subtenant, and title to the same shall thereupon pass to Tenant. Upon request by Tenant, unless otherwise agreed to in writing by Tenant, Subtenant shall remove, at Subtenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Subtenant and all movable furniture and equipment belonging to Subtenant which may be left by Subtenant and repair any damage resulting from such removal.

          c.     The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Tenant, terminate all or any existing sub-subleases or subtenancies, or may, at the option of Tenant, operate as an assignment to it of any or all such sub-subleases or subtenancies.

        27.   Waiver. If either Tenant or Subtenant waives the performance of any term, covenant, or condition contained in this Sublease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of rent by Tenant shall not constitute a waiver of any preceding breach by Subtenant of any term, covenant, or condition of this Sublease, regardless of Tenant's knowledge of such preceding breach at the time Tenant accepted such rent. Failure by either party to enforce any of the terms, covenants, or conditions of this Sublease, for any length of time shall not be deemed to waive or to decrease said party's right to insist thereafter upon strict performance the other party. Waiver by either party to the Sublease of any term, covenant, or condition contained in this Sublease may only be made by a written document signed by that party.

        28.   Notices. All notices or demands which may be or are required to be given by either party to the other hereunder shall be in writing. All notices or demands by Tenant to Subtenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Subtenant at the Premises, or to such other place as Subtenant may from time to time designated in a notice to Tenant. All notices or demands by Subtenant to Tenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the address specified in the Basic Sublease Information, or to such other firm or to such other place as Tenant may from time to time designate in a notice to Subtenant. All notices and demands shall be deemed given on the date personally delivered to the address designated above or on the date mailed as provided above.

        29.   Rental Adjustments. In addition to Basic Rent provided to be paid hereunder, Subtenant shall pay, as Additional Rent, Subtenant's Proportionate Share of Basic Operating Cost which exceeds the expense stop noted in the Basic Sublease Information, in the manner set forth below.

          a.     Definition: For purposes hereof, the terms used in this Paragraph 29 shall have the following meanings:

            (1)   "Basic Operating Cost" shall mean all expenses and costs of every kind and nature which Tenant shall pay or become obligated to pay because of or in connection with the operation of the Building and Tenant's personal property used in connection with the operation of the Building and supporting facilities of the Building, and such additional facilities now and in subsequent years as may be determined by Tenant to be necessary to the operation of the Building including, but not limited to, the following:

                (i)  All wages, salaries, and related expenses and benefits of all on-site and off-site employees engaged directly in the operation, management, maintenance, engineering, and security of the Building, and the costs and rental value of an office in the Building; provided, however, that Basic Operating Cost shall not include leasing commissions paid to any real estate broker, salesperson, or agent.

               (ii)  Supplies, materials, tools, and rental of equipment used in the operation, management, and maintenance of the Building.

              (iii)  Utilities, including water and electricity, gas, sewer, heating, lighting, air conditioning and ventilating and the cost of electrical surveys of the Building.

              (iv)  All maintenance, janitorial, and service agreements for the Building and the equipment therein, including without limitation, alarm services, garbage and waste disposal, security service, water treatment, vermin extermination, facade maintenance, roof maintenance, landscaping, window cleaning, and elevator maintenance.

               (v)  A reasonable management cost recovery.

              (vi)  Accounting expenses, however Basic Operating Cost shall not include the cost of negotiating subleases, collecting rents, evicting Subtenants, nor shall it include costs incurred in legal proceedings with or against any Subtenant or to enforce the provisions of any sublease.

             (vii)  All insurance premiums and costs including, but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance (if Tenant elects to provide such coverage) applicable to the Building and Tenant's personal property used in connection therewith.

            (viii)  Repairs, replacements, and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Subtenant or other third parties, and the alterations attributable solely to Subtenants of the Building other than Subtenant).

              (ix)  All maintenance costs relating to public and service areas of the Building including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms, and Building exteriors.

               (x)  All taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, whether subsequently created or otherwise, and whether foreseen or unforeseen, and any other taxes and assessments attributable to the Building, including rent taxes, gross receipt taxes, business license taxes, and fees for permits for the Building, and any other tax or charge levied wholly or partly in lieu thereof, excepting only inheritance or estate taxes and state or federal income taxes

              (xi)  Amortization (together with reasonable financing charges) of capital improvements over the useful life of such improvements made to the Building subsequent to the Term Commencement Date which will improve the operating efficiency of the Building or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted, after completion of the initial construction of the Building.

             (xii)  All costs of contesting the amount of any taxes affecting the Building.

        Notwithstanding anything to the contrary herein contained, Basic Operating Cost shall not include (aa) the initial construction cost of the Building; (bb) depreciation on the initial construction of the Building; (cc) the cost of providing Subtenant Improvements to Subtenant or any other Subtenant; (dd) debt service (including, but without limitation, interest, principal, and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to Paragraph 27 a.(1)(xi) above; and (ee) the cost of special services, goods, or materials provided for the exclusive use of a single Subtenant. In the event that the Building is not fully occupied during any fiscal year of the Term as determined by Tenant, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Building had been one hundred percent (100%) occupied; provided, however, that in no event shall Tenant be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the subtenants in the Building, including Subtenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Tenant's business). Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific Subtenants.

            (2)   "Estimated Basic Operating Cost" for any particular year shall mean Tenant's estimate of the Basic Operating Cost for such calendar year as hereinafter provided.

            (3)   "Basic Operating Cost Adjustment" shall mean the difference between Basic Operating Cost and Estimated Basic Operating Cost for any calendar year determined as hereinafter provided.

            (4)   "Building" shall mean the Building described in the Basic Sublease Information, plus all land on which it is located or which is used in connection with the Building.

            (5)   "Expense Stop Operating Costs" shall mean the Basic Operating Cost that exceeds $5.70 per Rentable Square Feet.

          b.     Payment of Estimated Basic Operating Cost. During the last month of each calendar year during the Term, or as soon thereafter as practicable, Tenant shall give Subtenant written notice of the Estimated Basic Operating cost for the ensuing calendar year. Subtenant shall pay Subtenant's Proportionate Share of the increase in the Estimated Basic Operating Costs over the Expense Stop Operating Costs with installments of Base Rent required to be paid pursuant to Paragraph 3 above for the calendar year to which the estimate applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Rent for all purposes hereof.

          c.     Computation of Basic Operating Cost Adjustment. Within one hundred twenty (120) days after the end of each calendar year as determined by Tenant or as soon thereafter as practicable, Tenant shall deliver to Subtenant a statement of Basic Operating Cost for the calendar year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Subtenant's payment based upon Estimated Basic Operating Costs is less than Subtenant's Proportionate Share of the increase of Basic Operating Cost over Expense Stop Operating Costs, then Subtenant shall pay the difference within twenty (20) days after receipt of such statement, such payment to constitute additional rent hereunder. If such statement shows that Subtenant's payments of Estimated Basic Operating Cost exceed Subtenant's Proportionate Share of increases in Basic Operating Costs over Expense Stop Operating Costs, then (provided that Subtenant is not in default under this Sublease) Subtenant shall receive a credit for the amount of such payment against Subtenant's obligation for payment of Subtenant's Proportionate Share of Estimated Basic Operating Cost next becoming due hereunder. If this Sublease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

          d.     Subtenant Audit. Subtenant shall have the right, at Subtenant's expense and upon not less than five (5) working days prior written notice to Tenant, to review at reasonable times Tenant's books and records for any calendar year for purposes of verifying Tenant's calculation of Basic Operating Cost and Basic Operating Cost Adjustment. In the event that Subtenant shall dispute the amount set forth in any statement provided by Tenant under Paragraph 29 above, Subtenant shall have the right not later than two (2) months following the receipt of such statement, and upon condition that Subtenant shall first deposit with Tenant the full amount in dispute, to cause Tenant's books and records with respect to such calendar year to be audited. The Basic Operating Cost Adjustment shall be appropriately adjusted, and any amounts shown as being due to Subtenant by Tenant shall be immediately refunded to Subtenant on the basis of such audit. If such audit discloses a liability for a refund or credit by Tenant to Subtenant in excess of five percent (5%) of Subtenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Tenant. Otherwise the cost of such audit shall be paid by Subtenant.

        30.   Taxes Payable by Subtenant. Subtenant shall be liable for all taxes levied or assessed against all personal property, furniture or fixtures placed by Subtenant in the Premises. If any such taxes for which Subtenant is liable are levied or assessed against Tenant or Tenant's property and if Tenant pays same or if the assessed value of Tenant's property is increased by inclusion of personal property, furniture or fixtures placed by Subtenant in the Premises, and Tenant pays the taxes based on such increase, Subtenant shall pay to Tenant upon demand that part of such tax for which Subtenant is primarily liable hereunder.

        31.   Quiet Enjoyment. Subtenant shall peaceably and quietly hold and enjoy the Premises for the Sublease Term, without hindrance from Tenant or Tenant's successors or assigns, subject to the terms and conditions of this Sublease, including the performance by Subtenant of all of the terms and conditions of this Sublease to be performed by Subtenant, including the payment of rent and other amounts due hereunder.

        32.   Successors and Assigns. Subject to the provisions of Paragraph 9 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the parties hereto.

        33.   Attorneys' Fees. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Sublease on the part of Tenant or Subtenant, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' fees to be fixed by the court.

        34.   Sublease Consideration. Upon occupancy in the Premises, Subtenant has paid the sum of $46,375 as sublease consideration. Tenant may apply the sublease consideration to pay the cost of performing any obligation which Subtenant fails to perform within the time required by this Sublease, but such application by Tenant shall not be the exclusive remedy for Subtenant's default. If the sublease consideration is applied by Tenant, Subtenant shall on demand pay the sum necessary to replenish the sublease consideration to its original amount. To the extent not applied by Tenant to cure defaults by Subtenant, the sublease consideration may be applied against the rent payable for the last month of the term, or to cure damages caused by Subtenant during move out. The sublease consideration shall not be refundable.

        35.   Corporate Authority. If Subtenant signs as a corporation, each of the persons executing this Sublease on behalf of Subtenant does hereby covenant and warrant that Subtenant is a duly authorized and existing corporation, that Subtenant has and is qualified to do business in Utah, that the corporation has full right and authority to enter into this Sublease, and that each and all of the persons signing on behalf of the corporation were authorized to do so. Upon Tenant's request, Subtenant shall provide Tenant with evidence reasonably satisfactory to Tenant confirming the foregoing covenants and warranties.

        36.   Sublease Effective Date. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for sublease, and it is not effective as a sublease or otherwise until execution and delivery by both Tenant and Subtenant.

        37.   Brokerage. Subtenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and/or that no broker, agent or other person brought about this transaction other than Canopy Properties, Inc., and Subtenant agrees to indemnify and hold Tenant harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Subtenant with regard to this leasing transaction. The provisions of this Article shall survive the termination of this Sublease.

        38.   Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party to the Sublease, said party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of said party.

        39.   Certain Rights Reserved by Tenant. Tenant shall have the following rights, exercisable without notice and without liability to Subtenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Subtenant's use or possession or giving rise to any claim for setoff or abatement of rent:

          a.     To decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes, and subject to the provisions of this Sublease, to enter upon the subleased Premises.

          b.     To have and retain a paramount title to the subleased Premises free and clear of any act of Subtenant purporting to burden the encumber them.

          c.     To change the name by which the Building is designated.

          d.     To take all such reasonable measures as Tenant may deem advisable for the security of the Building and its occupants including, without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes and the temporary denial of access to the Building.

        40.   Personal Liability. The liability of Tenant to Subtenant for any default by Tenant under the terms of this Sublease shall be limited to the interest of Tenant in the Building and the land, and Tenant shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Subtenant may have in the event of default by Tenant hereunder which do not involve the personal liability of Tenant.

        41.   Sublease Cancellation. Intentionally omitted.

        42.   Miscellaneous.

          a.     The term "Premises" wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Sublease. The term "Tenant" in these presents shall include the Tenant, its agents, successors, and assigns. In any case where this Sublease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Subtenant" or any pronoun used in place thereof shall indicated and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

          b.     Time is of the essence of this Sublease and all its provisions. This Sublease, in all respects, shall be governed by the laws of the State of Utah. The Sublease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Tenant or understandings made between the parties other than those set forth in this Sublease and its exhibits. This Sublease may not be modified except by a written instrument by the parties hereto.

          c.     If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

          d.     This Sublease sets forth all the agreements and understandings between Tenant and Subtenant with respect to the Premises and there is no agreement or understanding, either oral or written, between Tenant and Subtenant other than as set forth in this Sublease.

          e.     The Master Lease between Canopy Properties, Inc. and Gateway Technology Center, LLC is attached hereto as Exhibit D, and is made a part of this Sublease Agreement. If there is any discrepancy existing between this Sublease Agreement and the Master Lease, the more stringent requirement shall govern for purposes of this Sublease Agreement.

          f.      Exhibits A through D attached hereto are hereby incorporated into this Sublease.

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first above written.

TENANT/SUBLANDLORD:		SUBTENANT:
Canopy Properties, Inc.		Caldera International, Inc.
By:	/s/ BOYD WORTHINGTON	By:	/s/ ROBERT K. BENCH
Its:	Managing Director	Its:	Chief Financial Officer
Accepted by LANDLORD: Gateway Technology Center, LLC
By:
Its:

EXHIBIT A

Premises

        Initially 30,000 Approximate Square Feet identified as Suites 100, 200, and 250 of the Canopy Office Building II, located at 355 South 520 West, Lindon, Utah; and subsequently 5,000 approximate square feet identified as Suite 150, and later approximately 5,000 additional square feet identified as Suite 175, as outlined in the Basic Sublease Information.

Legal Description

        Lot 4, Plat "A" Gateway Technology Center II Subdivision (A Revision of Gateway Technology Center "B"), Lindon, Utah, according to the official plat thereof, filed October 1, 1999, as Entry No. 106960, Map Filing No. 8248, of the Official Records of the Utah County Recorder.

Floor Plans

        Attached

EXHIBIT B

Building Work

        "Building Standard Work"

        Subtenant accepts Subtenant Improvements existing in the Premises on February 1, 2002 in "as is condition," except as noted in nonstandard work below.

        "Building Nonstandard Work"

        Subtenant acknowledges the inclusion of existing furniture and structured communication cabling in the Premises on February 1, 2002 in "as is condition," but nevertheless as a "nonstandard" part of the sublease.

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

I hereby certify that:

1.
I am an authorized representative of the Subtenant in possession of

2.
Subtenant holds the Premises under a written sublease between itself as Subtenant and Canopy Properties, Inc., as Tenant dated                         , 20

3.
Subtenant's sublease of the Premises expires                         , 20

4.
As of the date of this certificate, Subtenant is not in default in the performance of the sublease nor has it committed any breach.

5.
So far as is known to me, the Tenant under the sublease is not, as of the date of this certificate, in default in the performance of the sublease nor has it committed any breach.

6.
No rent has been paid by Subtenant in advance under the sublease except the rent that became due on                         , 20    for the current month.

7.
Subtenant has no claim against the Tenant for any deposits except

8.
Subtenant has, as of the date of this certificate, no defenses or offsets it could allege in any action brought against it for rent accruing under the sublease after                         , 20

9.
I make this certificate with the understanding that                          is contemplating purchase of the subleased Premises and that if it does purchase the Premises it will do so in material reliance on this certificate.

Executed on                         , 20    at Utah County, Utah.

I declare under penalty of perjury that the foregoing is true and correct.

Subtenant

By:
Its:

EXHIBIT D

Rules and Regulations

1.
Canopy Building II is a SECURE facility. Subtenant employees will be expected to accept security conscious behavior as a condition of occupancy. Employees will be fully responsible and accountable for their keys (if issued any), and for their proximity access control cards. They will be required to report IMMEDIATELY to Tenant's Security any loss of either!

2.
Subtenant must use Tenant's window coverings in all exterior window offices. No awning shall be permitted on any part of the Premises. Subtenant shall not place anything against or near glass partitions or doors or windows which may appear incompatible with the exterior architecture of the Building.

3.
Subtenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Tenant shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Tenant would be prejudicial to the safety, character, reputation and interests of the Building and its Subtenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any Subtenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

a.
Subject to the provisions of the Sublease, no Subtenant and no employee or invitee of any Subtenant shall go up on the roof of the Building without Tenant's consent.

4.
Except as expressly provided in the Sublease, the directory of the Building will be provided exclusively for the display of the name and location of Subtenants only, and Tenant reserves the right to exclude any other names therefrom. Subtenant shall have certain rights respecting the Building lobby directory as set forth in the Sublease.

5.
All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Tenant, and except with the written consent of Tenant pursuant to the Sublease, no person other than those approved by Tenant shall be employed by Subtenant or permitted to enter the Building for the purpose of cleaning the same. Subject to Tenant's indemnification of Subtenant in the Sublease, Tenant shall not in any way be responsible to any Subtenant for any loss of any property on the Premises, however occurring, or for any damage to any Subtenant's property by the janitor or any other employee or any other person.

6.
Tenant will furnish Subtenant, free of charge, with one (1) key to each locking door within the premises. Tenant may make a reasonable charge for any additional keys. Subtenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without providing Tenant with additional keys, except for Subtenant's confidential or vault areas, if any, permitted in the Sublease. Subtenant, upon the termination of its tenancy, shall deliver to Tenant the keys of all doors which have been furnished to Subtenant, and in the event of loss of any keys so furnished, shall pay Tenant for Tenant's out of pocket cost for replacing such keys.

7.
If Subtenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Tenant's reasonable instructions in their installation, as provided in the Sublease.

8.
The passenger elevators may not be used to move equipment, furniture, or large merchandise or other similar property without prior consent and coordination of the Property Manager, who will not unreasonably withhold or delay permission and use.

9.
Except as may be approved by Tenant as part of the Final Plans for the initial Subtenant Improvements, Subtenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by the Building's Plans with the partitions to be considered a part of the live load, without first obtaining Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The design loads are 50 psf plus 20 psf for partitions.

10.
Subtenant shall not use or keep in the Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Subtenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, do or permit anything to be done in the Premises which materially obstructs, materially interferes, or materially injures Tenant or other Subtenants, nor shall Subtenant bring into or keep in or about the Premises any birds or animals, except, as required for a disabled individual, a seeing eye dog when accompanied by its master.

11.
No posters or pictures that may project the image of something distasteful or insulting to anyone, or other potentially "distractive" adornments are allowed in the building.

12.
Except as specified in Subtenant's Plans or the Sublease, Subtenant shall not use any method of heating or air conditioning other than that supplied or approved by Tenant.

13.
Subtenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Tenant to assure the most effective operation of the Building's cooling system by closing window coverings and to comply with any reasonable governmental energy saving rules, laws or regulation of which Subtenant has actual notice and which does not adversely affect the conduct of Subtenant's business. Subtenant shall refrain from attempting to adjust controls for the heating and air conditioning system.

14.
Except as expressly provided in your Sublease, Tenant reserves the right to change the street address of the Project or Building; provided, however, in the event the address of the Building is changed by Tenant, Tenant agrees to reimburse Subtenant for Subtenant's actual, documented and reasonable out-of-pocket costs incurred by Subtenant in changing it's stationery and notifying clients of its new address.

15.
Tenant reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. (Monday—Friday), and all day Saturdays, Sundays and on legal holidays, any person unless that person has a pass and/or furnishes proper identification to Tenant's security personnel. Tenant reserves the right to prevent access to the Building in case of invasion, riot, earthquake or other emergency by closing the doors or by other appropriate action.

16.
All water faucets or other water apparatus, and except with regard to Subtenant's computers and other equipment which requires utilities on a twenty-four hour basis, all electricity and gas outlets should be shut off before Subtenant and its employees leave the Premises.

17.
Subtenant shall not have delivered for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Tenant.

18.
The toilet rooms, toilets, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which whey were constructed and no foreign substance of any kind shall be thrown therein.

19.
Subtenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Subtenant shall not make any room-to-room solicitation of business from other Subtenants in the Building. Subtenant shall not use the Premises for any business or activity other than that specifically provided for in the Sublease.

20.
Subject to the provisions of the Sublease, Subtenant shall not drill holes into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. All wall hangings/ pictures must be hung with a special hanger, therefore, Tenant will hang all wall hangings. Subject to the Sublease, Tenant reserves the right to direct electricians as to where and how telephone, telegraph, telecommunication and computer wires are to be introduced to the Premises. Subtenant shall not cut or bore holes for wires. Subtenant shall not affix any floor covering to the floor of the Premises in any manner except as reasonably approved by Tenant. Subtenant shall repair any damage resulting from noncompliance with this rule.

21.
Subtenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Tenant, except for the use of its employees and invitees only.

22.
Canvassing, soliciting and distribution of handbills or any other written material, and peddling within the Building are prohibited, and each Subtenant shall cooperate to prevent same.

23.
Tenant reserves the right to exclude or expel from the Building any person who, in Tenant's judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.
Subtenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All refuse disposal shall be made in accordance with directions issued by Tenant.

25.
The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Subtenant on the Premises, except that the preparation of coffee, tea, hot chocolate and other beverages shall be permitted, and the use of a microwave oven shall be permitted only in the breakroom, provided that such equipment and use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules, and regulations.

26.
Subtenant shall not use in any space or in the public halls of the building any mail carts or hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Tenant may reasonably approve. Subtenant shall not bring any other vehicles of any kind into the Building including bicycles or scooters.

27.
Without the written consent of Tenant, Subtenant shall not use the name of the Building in connection with or in promoting or advertising the business of Subtenant, except as Subtenant's address.

28.
Subtenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Tenant and that are consistent with the Sublease or any governmental agency.

29.
Except as otherwise provided in the Sublease, the requirements of Subtenant will be attended to only upon appropriate application to the Office of the Building Property Manager. Except as required by the Sublease, employees of Tenant shall not perform any work or do anything outside of the regular duties unless under special instructions from Tenant and no employee of Tenant will admit any person (Subtenant or otherwise) to any office (other than the Premises) without specific instructions from Tenant.

30.
Corridor doors, when not in use, shall be kept closed.

31.
Each Subtenant shall cooperate with Tenant's employees in keeping its Premises neat and clean.

32.
Bicycles are not permitted in the building at any time. Bicycles are to be kept in outside areas approved by Tenant, and not endangering any planted landscaping.

33.
Smoking will not be permitted within the Building or within 25 feet of building entries. No Subtenant or Subtenant's agent, employee, invitee or contractor may smoke anywhere on the Building Premises other than areas outside the Building which are expressly designated as smoking areas.

34.
No use of alcohol or illicit drugs will be tolerated in the building. With prior written approval of the Tenant, social alcohol may be used for hosting or other special events, and Subtenant will obtain Tenant's approval for such use at least forty-eight (48) hours prior to the event.

35.
No machinery of any kind shall be operated by any Subtenant in its Premises without the prior written consent of Tenant, nor shall any Subtenant use or keep in the Building any inflammable or explosive fluid or substance.

36.
No portion of any Subtenant's Premises shall at any time be used or occupied as sleeping or lodging quarters.

37.
Each Subtenant and its agents, employees and invitees shall park only in those areas designated by Tenant for parking and shall not park on any public or private streets contiguous to, surrounding or in the vicinity of the Building without Tenant's prior written consent. All parking is first come basis.

38.
Tenant will not be responsible for lost or stolen property, money or jewelry from any Subtenant's Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

39.
Movement in or out of the Building of furniture or large office equipment, or dispatch or receipt by Subtenants of any bulky material or merchandise which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Tenant shall approve. All such movements shall be under the supervision of the Property Manager, and in the manner agreed between the Subtenants and the Property Manager by pre-arrangement before performance. Such pre-arrangement initiated by a Subtenant will include Property Manager's determination, and be subject to Property Manager's decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Subtenants shall assume all risk as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Tenant and it's Property Manager if damaged or injured as a result of acts in connection with carrying out this service for a Subtenant from time of entering the Property to completion of work; and Tenant nor Property Manager shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a Subtenant.

40.
Property Manager shall enforce the Rules and Regulations in a non-discriminatory manner. If Property Manager agrees to less burdensome or more favorable rules and regulations for the benefit of any other Subtenant, these Rules and Regulations shall be automatically amended to include any such less burdensome or more favorable rules and regulations.

41.
No open flames or candles are permitted in the building.

42.
Clean up of special events, birthday's and holiday decorations are the responsibility of the Subtenant. An additional charge will apply for janitorial clean up.

43.
These Rules and Regulations are in addition to the terms, covenants, agreements and conditions of any sublease of Premises in the Building. In the event these Rules and Regulations conflict with any provision of the Sublease, the Sublease shall control.

44.
Tenant reserves the right to make reasonable additions and modification to the Rules and Regulations.

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OFFICE SUBLEASE
TABLE OF CONTENTS
SUBLEASE AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D